UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

Avon Products, Inc.

(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of Avon Products, Inc. (the “Company”) was held on May 5, 2011. The final results of voting on each of the matters submitted to a vote of shareholders at the 2011 Annual Meeting are set forth below.

1.	Each of the director nominees listed below were elected for one-year terms expiring in 2012:

	Votes For	Withheld	Broker Non-Votes
W. Don Cornwell	337,899,905	1,976,893	24,043,518
V. Ann Hailey	337,470,292	2,406,506	24,043,518
Fred Hassan	329,592,014	10,284,785	24,043,518
Andrea Jung	328,855,191	11,021,608	24,043,518
Maria Elena Lagomasino	329,173,984	10,702,814	24,043,518
Ann S. Moore	329,496,269	10,380,529	24,043,518
Paul S. Pressler	338,095,397	1,781,401	24,043,518
Gary M. Rodkin	331,197,170	8,679,629	24,043,518
Paula Stern	335,883,147	3,993,652	24,043,518
Lawrence A. Weinbach	335,650,090	4,226,709	24,043,518

2.	The advisory vote on executive compensation was approved:

Votes For	Votes Against	Abstentions	Broker Non-Votes
309,982,994	28,541,599	1,352,313	24,043,518

3.	The option to hold annual executive compensation advisory votes received the highest number of votes:

1 Year	2 Years	3 Years	Abstentions
296,029,860	1,175,879	41,136,028	1,535,140

In light of these results, the Board of Directors has determined to hold annual executive compensation advisory votes.

(Page 2 of 6)

4.	The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 was ratified:

Votes For	Votes Against	Abstentions
360,161,291	3,337,680	421,453

5.	Amendments to our Restated Certificate of Incorporation and By-Laws to eliminate supermajority voting requirements were approved:

Votes For	Votes Against	Abstentions
362,110,311	1,150,825	659,288

(Page 3 of 6)

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Restated Certificate of Incorporation of Avon Products, Inc.

Exhibit 3.2	By-laws of Avon Products, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC. (Registrant)

By	/s/ KIM K.W. RUCKER
Name:	Kim K.W. Rucker
Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Date: May 10, 2011

(Page 5 of 6)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Restated Certificate of Incorporation of Avon Products, Inc.

Exhibit 3.2	By-laws of Avon Products, Inc.

(Page 6 of 6)